UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 27, 2016 (October 25, 2016)

Date of Report (Date of earliest event reported)

WVS Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22444	25-1710500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of principal executive offices)	(Zip Code)

(412) 364-1911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) An Annual Meeting of Stockholders of WVS Financial Corp. (the “Company”) was held on October 25, 2016.

(b) There were 2,008,144 shares of common stock of the Company eligible to be voted at the Annual Meeting and there were 1,532,252 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

1. Election of one director, for a four-year term:

	FOR	WITHHELD	BROKER NON-VOTES

David J. Bursic	1,059,653	82,833	389,766

2. To adopt a non-binding Resolution to approve the compensation of our named Executive Officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

847,258	269,695	25,533	389,766

3. To ratify the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending June 30, 2017.

FOR	AGAINST	ABSTAIN

1,494,071	37,839	342

The nominees were elected as directors, the proposal to adopt a non-binding Resolution to approve the compensation of our named Executive Officers was adopted, and the proposal to ratify S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for fiscal 2017 was adopted by the stockholders of the Company at the Annual Meeting.

(c) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WVS FINANCIAL CORP.

Dated: October 27, 2016	By:	/s/ David J. Bursic
David J. Bursic
President and Chief Executive Officer